Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 15, 2001 relating to the financial statements and financial statement schedules, which appear in XL Capital Ltd's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PriceWaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP


New York, New York
August 5, 2001